Second Modification to Security Agreement



This Second Modification to Security Agreement (this "Modification") is entered into by and between BrightStar Information Technology Services, Inc. and BrightStar Information Technology Group, Inc. ("Borrower") and BFI Business Finance ("Lender") as of this 30th day of January, 2004, at San Jose, California.


                                    RECITALS


A. Lender and Borrower have previously entered into or are concurrently herewith entering into a Security Agreement (the "Agreement") dated December 16, 2002.

B. Lender and Borrower may have previously executed one or more Modifications to Security Agreement (the "Previous Modification(s)").

C. Borrower has requested, and Lender has agreed, to modify the Agreement as set forth below.


                                    AGREEMENT


         For good and valuable consideration, the parties agree as set forth below:

1. Incorporation by Reference. The Agreement and the Previous Modification(s), if any, as modified hereby and the Recitals are incorporated herein by this reference.

2. Effective Date. The terms of this Modification shall be in full force and effect as of January 30, 2004.

3. Modification to Agreement. The Agreement is hereby modified to amend and restate the section(s) referenced below:

Section 6. As used in this Agreement, unless otherwise indicated by the context, "Accounts" shall mean all present and future right of Borrower to payment for goods sold or leased, or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance. As used in this Agreement, unless otherwise indicated by the context, "Net Face Amount" shall mean with respect to an Account, the gross face amount of such Account less all trade discounts or other deductions to which the account debtor is entitled. "Prime Accounts" shall mean Accounts created by Borrower which: a. are acceptable to Lender; b. are creditworthy; c. have been validly assigned to Lender; d. as of the date of determination, are not more than sixty (60) days past due or remain uncollected more than ninety (90) days from the date of each invoice; and e. strictly comply with all Borrower's warranties and representations to Lender. "Value" shall mean the lower of cost or fair market value. "Premises" shall mean 6601 Owens Drive, Suite 115, Pleasanton, California 94588, the Borrower's chief executive office (the "Chief Executive Office"), and 14679 Midway Road, Suite 223, Addison, Texas 75001 and 1515 Hancock Street, Quincy, Massachusetts 02169, Borrower's additional place(s) of business, collectively. The Inventory and Equipment shall not at any time now or hereafter be stored with a landlord, bailee, warehouseman, or similar party without Lender's prior written consent.

4. Fee. At the time of execution of the Modification, Borrower agrees to pay a one-time fee in the amount of ----------N/A---------- and 00/100 Dollars ($----------n/a----------).

5. Legal Effect. Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.


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6.            Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

IN WITNESS WHEREOF, the parties have executed this Second Modification to Security Agreement as of the date first set forth above.



BFI Business Finance        BrightStar Information Technology Services, Inc.




--------------------        ----------------------
By:    David Drogos         By:    Joseph A. Wagda
Its:   President            Its:   C.E.O.




                            BrightStar Information Technology Group, Inc.




                            -------------------------------------------
                            By:    Joseph A. Wagda
                            Its:   C.E.O.